SYNERGY STRIPS CORP.

FINANCIAL STATEMENTS

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SYNERGY STRIPS CORP.

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$-	$-
Total Current Assets	-	-
Prepaid expenses	-	5,000
Total Assets	$-	$5,000

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable and accrued liabilities	$6,354	$6,000
Loans from related parties	92,547	52,813
Total Liabilities	98,900	58,813

Stockholders’ Deficit
Common stock, no par value; 3,000 shares authorized; 3,000 shares issued and outstanding	-	-
Accumulated deficit	(98,900)	(53,813)
Total stockholders’ deficit	(98,900)	(53,813)
Total Liabilities and Stockholders’ Deficit	$-	$5,000

See accompanying notes to unaudited condensed financial statements

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SYNERGY STRIPS CORP.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended
	March 31, 2014	March 31, 2013
Revenue	$4,579	$-

Cost of Sales
Cost of sales	2,808	-
Total costs of sales	2,808	-
Gross Profit	1,771	-

Operating expenses
General and administrative	46,888	756
Total operating expenses	46,888	756
Net Loss	$(45,117)	$(756)

Net loss per share – basic and diluted	$15.04	$0.25

Weighted average common shares – basic and diluted	3,000	3,000

See accompanying notes to unaudited condensed financial statements

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SYNERGY STRIPS CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended
	March 31, 2014	March 31, 2013
Cash Flows from Operating Activities
Net loss	$(45,117)	$(756)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Changes in operating assets and liabilities:
Prepaid expense	5,000	(5,000)
Accounts payable and accrued liabilities	384	5,970
Net cash (used in) provided by operating activities	(39,734)	214

Cash flow from Investing Activities:
Net cash used in investing activities	-	-

Cash Flows from Financing Activities
Proceeds from related parties notes	39,734	52,813
Net cash provided by financing activities	39,734	52,813

Net increase in cash and cash equivalents	-	-

Cash and Cash Equivalents, beginning of period	-	-

Cash and Cash Equivalents, end of period	$-	$-

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Supplemental disclosures for non-cash investing and financing activities:	$-	$-

See accompanying notes to unaudited condensed financial statements

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SYNERGY STRIPS CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

For the three months ended March 31, 2014

Note 1 – Nature of the Business

Synergy Strips Corp. (“Synergy” or the “Company”) was incorporated on January 24, 2012 as a Delaware corporation under the name of “PB Management Corp”.  On February 28, 2013, the Company changed its name to “Synergy Strips Corp.”

Synergy aims to be a global leader in marketing and distributing orally dissolving film strip products through various distribution channels and become the most recognized brand in the health and wellness industry. Synergy’s focus is to take popular consumer products and take the active ingredient consumers desire and formulate an orally dissolving film strip for an alternative for consumers.

Synergy’s strategy is to create a new delivery system for consumers.   Most products are ingested by consumers in pill and liquid form.   Our plan is to take active ingredients in products currently found on retail shelves and to formulate such ingredients on orally dissolving film strips which dissolve in a consumer’s mouth. The Company believes this approach is advantageous to the consumer because the active ingredients are more fully dissolved into a consumer’s blood stream and more highly absorbed as compared to liquids or pills. This results in consumers having more immediate effects as opposed to the alternatives. Further advantages are the portability of such products since they are small and not affected by higher heat, and such products are easy to carry around versus liquids. The disadvantages of this product are that it is a new delivery system for consumers and most are unfamiliar with the benefits and efficacy of such products.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of the condensed financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of March 31, 2014 the Company had no cash equivalents.

Capitalization of Fixed Assets

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

Revenue Recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Ownership and title of our products pass to customers upon delivery of the products to customers. Certain of our distributors may also perform a separate function as a co-packer on our behalf. In such cases, ownership of and title to our products that are co-packed on our behalf by those co-packers who are also distributors, passes to such distributors when we are notified by them that they have taken transfer or possession of the relevant portion of our finished goods.

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Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Net Earnings (Loss) Per Common Share

The Company computes earnings per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods. Diluted loss per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock (using the “treasury stock” method), unless their effect on net loss per share is anti-dilutive The Company has as of date not issued any warrants, options and convertible debt.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a cumulative net loss from inception (January 24, 2012) to March 31, 2014 of $98,900. The Company has negative working capital (net current liabilities exceeds net current assets) by $98,900 as of March 31, 2014. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease development of operations.

In order to continue as a going concern and to develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying condensed financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Fair Value Measurements

The Company measures and discloses the fair value of assets and liabilities required to be carried at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures.  ASC 820 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure.

ASC 825 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets or liabilities in active markets to which we have access at the measurement date.

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Level 2 -   Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs for the asset or liability.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

For the three months March 31, 2014, the Company has determined that there we no assets or liabilities measured at fair value.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's condensed financial position, results of operations or cash flows.

Note 3 – Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of March 31, 2014:

2014
Deferred tax assets:
NOL Carryover	—
Deferred tax liabilities:	98,900

Valuation allowance	(98,900)
Net deferred tax asset	$—

At March 31, 2014, the Company had net operating loss carryforwards of approximately $99,000 that may be offset against future taxable income from the year 2014 through 2033.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 4 – Loans from Related Parties

As of March 31, 2014 the Company had received $92,547 in loan from Synergy Merger Sub., a Delaware corporation formed for the purpose of a reverse merger as more fully described in Note 7, Subsequent Events, Merger. The obligation bears no interest, and has no specified due date.

Note 5 – Capital Stock

The total number of shares of all classes of capital stock which the Company is authorized to issue is 3,000 shares, consisting of 3,000 shares of common stock with no par value. During the three months ended March 31, 2014 the Company issued no new shares of common stock. The 3,000 shares were subscribed by agreement and paid $0.0001.

As of the period ended March 31, 2014 there are 3,000 shares of common stock issued and outstanding.

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Note 6 – Commitments & Contingencies

From time to time the Company may become a party to litigation in the normal course of business.  Management believes that there are no current legal matters that would have a material effect on the Company’s financial position or results of operations.

Note 7 – Subsequent Events

Merger

On April 7, 2014, an Agreement and Plan of Merger (the “Merger Agreement”) was entered into by the Company, Oro Capital Corporation, a Nevada corporation (“Oro Capital”), and Synergy Merger Sub, Inc. a Delaware corporation and wholly owned subsidiary of Oro Capital formed for the purpose of the transaction under the Merger Agreement (“Merger Sub”). The Merger Agreement provided for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as the wholly owned subsidiary of Oro Capital.

On April 21, 2014, following the satisfaction or waiver of the conditions set forth in and otherwise in accordance with the terms of the Merger Agreement, the Merger was consummated and Merger Sub merged with and into the Company.

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